                         [AMERIANA BANCORP LETTERHEAD]



Contact: Jerome J. Gassen
         President and Chief Executive Officer
         (765) 529-2230


                 AMERIANA BANCORP REPORTS FIRST QUARTER RESULTS

NEW CASTLE, Ind. (May 3, 2007) - Ameriana Bancorp (NASDAQ:ASBI) today announced that the Company incurred a net loss of $24,000 or $0.01 per basic and diluted share for the first quarter ended March 31, 2007. The net loss was largely a result of a one-time charge of $273,000 ($180,000 on a tax-adjusted basis) for severance costs related to the departure of the Company's Chief Financial Officer in January. Excluding the one-time charge to income for the first quarter of 2007, earnings would have been $156,000 or $0.05 per basic and diluted share. Net income for the first quarter of 2006 was $218,000 or $0.07 per basic and diluted share.

      Highlights of the first quarter included continued growth in the Company's loan portfolio, demonstrating the positive impact of Ameriana's efforts to expand its commercial lending activities. Ameriana also reported ongoing improvements in credit quality during the first quarter.

      Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to report fundamental improvements in our operations during the first quarter, as evidenced by continued growth in our loan portfolio - up 21% over the past year on the increasing momentum of our commercial lending activities - and the related increase in net interest income. At the same time, credit quality continued to improve.

      "Unfortunately, our operational progress in the first quarter was obscured by higher expenses of an unusual nature," Gassen continued. "We incurred severance costs in connection with the departure of our CFO in the first quarter in addition to recruiting costs associated with the hiring of two new commercial lenders as part of our market expansion strategy in metropolitan Indianapolis. Higher fees for litigating our complaint against RLI Insurance Co. over surety guarantees for certain lease pools in which Ameriana had previously invested also contributed to these costs and our net loss the quarter. With these unexpected costs behind us, and with the fundamental improvements that are occurring in our business operations, we anticipate year-over-year improvement in net income throughout the balance of 2007."

      Ameriana's net interest income for the quarter increased 4% to $2,333,000 compared with $2,244,000 in the year-earlier period, as growth in net interest-earning assets offset higher funding costs, including rates paid on deposits. Net interest margin for the first quarter was 2.61%, 35 basis points higher than the 2.26% net interest margin in the fourth quarter of 2006 and 25 basis points above the 2.36% net interest margin in the year-earlier quarter. Ameriana expects its net interest margin to improve over the balance of 2007 as a result of the portfolio restructuring that occurred in 2006, from maturing investments in 2007, and from the continued growth in loans, especially higher-yielding commercial loans.

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ASBI Reports First Quarter Results
Page 2
May 3, 2007

      Ameriana's credit quality remained relatively stable in the first quarter and the Company has no exposure to sub-prime lending products. Non-accrual loans were $3.5 million at March 31, 2007, compared with $3.3 million at December 31, 2006, and $3.1 million at March 31, 2006. Non-accrual loans, relative to total loans outstanding, were 1.33% as of March 31, 2007, compared with 1.32% at December 31, 2006, and 1.40% at March 31, 2006. Ameriana's criticized loans declined $1.1 million to $8.8 million from December 31, 2006, and $5.1 million from March 31, 2006. The decline was due to overall improvement related to more focused workout activities. Ameriana's provision for loan losses was $90,000 in the first quarter versus $75,000 in the year-earlier period.

      Other income for the first quarter of 2007 was $1,039,000, up 5% from $985,000 in the same quarter in 2006, primarily reflecting higher brokerage and insurance commissions. Other expense for the first quarter increased to $3,599,000 from $3,061,000 in the same quarter last year, primarily because of severance costs related to the departure of our CFO, recruiting costs for new commercial lenders, and higher-than-expected expenses in Ameriana's ongoing collection litigation against RLI Insurance Co.

      Ameriana's total assets were $437.0 million at March 31, 2007, compared with $437.2 million at December 31, 2006, and $443.2 million in the year-earlier quarter. The Company's loans (net) increased 6% to $263.0 million at March 31, 2007, from $249.3 at December 31, 2006, and were up 22% from $216.2 million at March 31, 2006. Total investment securities declined $12.3 million from December 31, 2006, to $117.4 million at March 31, 2007, as proceeds from maturities and paydowns on mortgage-backed securities were used to fund originations of higher-yielding commercial loans. Deposits declined to $319.4 million at March 31, 2007, compared with $322.4 million at the end of 2006 and $339.4 million a year earlier largely as a result of lower levels of brokered deposits and seasonal declines in public fund deposits. Total stockholders' equity was $32.4 million at March 31, 2007, compared with $33.1 million at December 31, 2006, and $35.6 million at March 31, 2006. Ameriana's capital position continues to exceed all of the regulatory minimum capital levels required to be considered a "well-capitalized" institution.

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

       This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

ASBI Reports First Quarter Results
Page 3
May 3, 2007



                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED
                                                                  MARCH 31
                                                            -------------------
                                                              2007       2006
                                                            --------   --------
Interest income                                             $  5,890   $ 5,333
Interest expense                                               3,557     3,089
                                                            --------   -------
Net interest income                                            2,333     2,244
Provision for loan losses                                         90        75
                                                            --------   -------
Net interest income after provision for loan losses            2,243     2,169
Other income                                                   1,039       985
Other expense                                                  3,599     3,061
                                                            --------   -------
Income (loss) before income taxes                               (317)       93
Income tax benefit                                              (293)     (125)
                                                            --------   -------
Net income (loss)                                           $    (24)  $   218
                                                            ========   =======
Earnings (loss) per share:
  Basic                                                     $   (0.01) $  0.07
                                                            =========  =======
  Diluted                                                   $   (0.01) $  0.07
                                                            =========  =======
Weighted average shares outstanding:
  Basic                                                        3,032     3,196
                                                            ========   =======
  Diluted                                                      3,033     3,200
                                                            ========   =======
Dividends declared per share                                $   0.04   $  0.16
                                                            ========   =======



                                                  MARCH 31      DEC. 31      MARCH 31
                                                    2007         2006          2006
                                                  -------      --------      -------
Total assets                                      $436,995     $437,246      $443,245
Cash and cash equivalents                           9,563        12,070        13,984
Investment securities available for sale          117,430       129,776       164,110
Loans receivable                                  265,706       251,888       219,136
Allowance for loan losses                           2,707         2,616         2,912
                                                  -------      --------       -------
   Loans, net                                     262,999       249,272       216,224
Deposits:
   Non-interest bearing                            19,991        19,905        17,071
   Interest bearing                               299,376       302,529       322,339
                                                  -------      --------       -------
                                                  319,367       322,434       339,410
Borrowed funds                                     76,634        74,683        58,553
Loans accounted for on a non-accrual basis          3,528         3,326         3,060
Book value per share                                10.84         10.85         11.07
